Exhibit 10.22

Plant and Equipment Lease Contract

Party A: TPI Composites (Taicang) Co., Ltd.

Registered Address: No.18, Dagang Road, Port Development Zone, Taicang City

Party B: Suzhou Tianneng Power Wind Mold Co., Ltd.

Registered Address: No.8, Ningbo Road, Taicang Economic Development Zone

Upon mutual consensus, Party A and Party B reach the following contract in connection with lease of plant and equipment in accordance with the relevant laws and regulations. Both Party A and Party B shall comply with the terms and conditions hereof.

Article 1 Location, Area, Function and Purpose of Lease Subject

1.1 Party A will take on lease of the plant and auxiliary facilities that are located in No.8, Ningbo Road, Taicang Economic Development Zone, and cover an area of 17200 square meters, including main workshop covering building area of 6480 square meters that is equipped with 20-ton lifting equipment, and auxiliary room of 2120 square meters, for the purposes of manufacturing and operating fan blades. Party B’s reconstructed areas will be excluded from the scope of lease. The lease subject is as identified within the red-line frame in the attached figure, and is accompanied with the plant drawing (see attachment). The plant drawing shall identify the plant scope, and the loading area, parking lot and other auxiliary area for Party A’s exclusive use.

1.2 Party A will take on lease of equipment included in the List of Equipment (See attachment hereto) from Party B.

1.3 During the lease term, Party A may have the right at its own absolute discretion to use and mange the above-mentioned plant.

1.4 Without prejudice to Party A’s normal operation, Party B may reconstruct the area mentioned in Article 1.1 from the effective date hereof, and shall be liable for all energy and materials consumption and expenses incurred in the reconstruction project.

Article 2 Plant and Equipment Lease Term

2.1 The lease term of the plant [including auxiliary facilities thereof (the same below)] and the equipment shall be 12 months from May 1, 2014 to April 30, 2015.

2.2 In the event that Party A proposes to renew the Contract 3 months prior to expiration of the lease term, upon Party B’s consent, both Party A and Party B may renew the Contract in connection with the lease hereunder. Under the same lease conditions, Party A shall be entitled to priority for lease.

Article 3 Rental and Relevant Conventions

3.1 Rental

Party A agrees to pay the monthly plant rental of RMB 200,000 and monthly equipment rental of RMB 50,000 to Party B. Party A shall pay the rental for plant and equipment on a quarterly basis.

3.1.1 Party B has charged the security deposit of RMB 200,000 (Say RMB Two Hundred Thousand only) from Party A in accordance with the contract dated 2013, under which the lease term shall be from May 1, 2013 to April 30, 2014 (hereinafter referred to as “2013 Contract”). Such security deposit will be incorporated in and applicable to the Contract, and will be returned to Party A by Party B when the Contract is terminated, provided that both parties have no objections to the plant and production facilities to be handed over.

3.2 Party B will deliver the conventional product supporting facilities including the power supply system (including one set of 500KVA transformer), water supply system, fire facilities, and V-3000GF engine unit and system to Party A. See the Checklist of Equipment in Article 7 for details.

3.3 In order to guarantee Party A’s normal production, Party B shall guarantee that:

3.3.1 Party B will be solely liable for solving any and all disputes arising from title in the land for the plant. Where Party A cannot use the plant normally due to such title disputes, Party A shall have the right to terminate lease of plant and equipment hereunder immediately, and Party B shall pay the liquidated damages of RMB 200,000 (Say RMB Two Hundred Thousand only) to Party A.

3.3.2 Terms and conditions of 2013 Contract will be continuous applicable to the plant and equipment hired by Party A from Party B, for which corresponding property insurance and profit loss insurance shall be purchased. In case of accidents, resulting in suspension of Party A’s production, Party B shall pay the insurance indemnity from the insurance company in connection with Party A’s property to Party A in full.

Article 4 Payment of Rental and Other Expenses

4.1 Party A will pay the rental for the plant and equipment of the first quarter on the signing date hereof. Thereafter, Party A shall settle the rental on a quarterly basis, and shall follow the principle of lease on payment, till the end of the Contract. Party B shall provide the corresponding invoices within 10 days after Party A makes payment.

4.2 Except for costs and expenses incurred by annual audit and inspection organized by the national government authorities, Party A shall be liable for the expenses and costs related to running of the plant, such as the security costs, power fare, water fare, pollution discharge costs, and environmental hygiene costs, etc.

Article 5 Transfer of Lease Subject

5.1 During the lease term, in the event that Party B transfers title in the plant in whole or part, or otherwise disposes or reconstructs the plant, or otherwise Party B transfers the equipment hereunder, Party B shall ensure that the third-party transferee will fulfill the Contract continuously. Under the same transfer conditions, Party A shall be entitled to the preemptive right for the lease subject hereunder.

5.2 Where Party A cannot use the plant or equipment hereunder normally due to the above-mentioned transfer or other disposition behaviors, Party A shall have the right to terminate lease of the plant and equipment hereunder immediately, and Party B shall pay the liquidated damages of RMB 200,000 (Say RMB Two Hundred Thousand only) to Party A.

Article 6 Plant Repair and Construction, and Equipment Arrangement

6.1 During the lease term, Party A shall be entitled to the exclusive right to use the lease subject. Party A shall be liable for maintenance of relevant facilities within the scope of lease, and shall guarantee return of the lease subject to Party B when the Contract is terminated. During the lease term, Party B shall be liable for normal repair of the plant, and the repair costs thereof. In case of any repair due to Party A’s improper operation of the plant and the equipment, Party A shall be liable for the repair costs thereof. Party A shall keep, use and repair the relevant devices and instruments properly, and shall make compensation for the lost or damaged plant or equipment, if any, at reasonable present value.

6.2 Where Party A has to build the fixed assets in the plant due to normal operational needs, such construction shall be subject to mutual consultation of both parties separately.

Article 7 Counting of Equipment

The list of equipment hired by Party A from Party B under 2013 Contract will be continuously applicable to the Contract.

Article 8 Exceptions

In the event that either party cannot fulfill the Contract due to serious natural disaster, government land acquisition or other force majeure factors, the party affected by force majeure shall provide the force majeure particulars, and the supporting documents from the notary organ or other concrete supporting documents that the Contract cannot be fulfilled or cannot be fully fulfilled, or that state the reasons for delay in fulfillment. The party affected by force majeure shall be harmless from and against any liabilities therefor.

Article 9 Termination of Contract

Where Party A has to terminate the Contract early due to changes to business, Party A must inform Party B 30 days in advance.

In the event that Party A and Party B have not reached any agreement in connection with renewal hereof upon expiration of the Contract, Party A shall move from the plant and return the plant and equipment hereunder to Party B from termination date of the Contract.

Article 10 Governing Law

The Contract shall be governed by the laws of the People’s Republic of China. Any disputes in execution of the Contract shall be solved by both parties through consultation. In the event that no agreement is reached through consultation, then such disputes shall be solved through judicial proceedings.

Article 11 Miscellaneous

11.1 For any matters not mentioned herein, upon mutual consensus, both parties may sign a supplementary agreement separately.

11.2 The Contract shall be in duplicate with Party A and Party B holding one copy respectively.

Article 12 Effectiveness

The Contract shall enter into force after both parties sign and affix seal on it, and Party B has received the initial lease payment from Party A.

Party A (Seal):	TPI Composites (Taicang) Co., Ltd.

Authorized Representative (Signature):	/s/ ILLEGIBLE

Tel.:

Date of Signing: (MM/DD/YY)

Party B (Seal):	Suzhou Tianneng Wind Power Mold Co., Ltd.

Authorized Representative (Signature):	Zheng Jian /s/ Zheng Jian

Tel.:

Date of Signing: (MM/DD/YY)

Attachment 1

(Seal) Suzhou Tianneng Wind Power Mold Co., Ltd.